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                                 Exhibit 1.(1)

   Resolution of the Board of Directors of NYLIAC Establishing the Separate
                                    Account
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                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                        *     *     *     *     *     *
                         CONSENT OF BOARD OF DIRECTORS
                                   In Lieu of
                     Special Meeting of Board of Directors
                            Dated as of June 4, 1993
                        *     *     *     *     *     *

Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and the By-Laws of NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Corporation"), a Delaware corporation, the undersigned, being all the directors of the Corporation, consent that a Special Meeting of the Board of Directors be dispensed with and the following resolutions be adopted:

         RESOLVED, that the investments made by the Corporation during March 1993, as set forth in the attached schedule, are hereby ratified and approved.

         RESOLVED, that Nancy Brenner and Carol Y. Kendrick are each elected Assistant Secretary of the Corporation, to hold such office until the next Annual Meeting of the Board of Directors or until the election and qualification of her successor.

         FURTHER RESOLVED, that Dorothea Rodd be elected Assistant Vice President of the Corporation, to hold such office until the next Annual Meeting of the Board of Directors or until the election and qualification of her successor.

         RESOLVED, that Tom T. Lin be and is hereby appointed to replace Mr. William D. McDermott as the Authorized Representative and Branch Manager of New York Life Insurance and Annuity Corporation, Taiwan Branch, with full powers to receive and acknowledge on behalf of this corporation service of all legal documents and instruments from and to perform all functions pertaining to being the Authorized Representative and Branch Manager.

         FURTHER RESOLVED, that Tom T. Lin be and is hereby appointed President and Chief Operating Officer of New York Life Insurance and Annuity Corporation, Taiwan Branch, to hold such office until the next Annual Meeting of the Board of Directors or until the election and qualification of his successor.

         RESOLVED, that the officers of the Corporation are hereby authorized to make a charitable contribution in the amount of ONE MILLION DOLLARS ($1,000,000) to the New York Life Foundation.

         RESOLVED, that the Corporation establish, in accordance with Section 2932 of the Delaware Insurance Code, a separate account to be known as "New York Life Insurance and Annuity Corporation Variable Universal Life Insurance Separate Account I" ("VL Separate Account I"), or such other name as the President may determine, for the purpose of investing payments received under variable life contracts ("VL Policies") issued by the Corporation; that the assets of the VL Separate Account I be invested in shares of New York Life MFA Series Fund, Inc. ("MFA Series Fund"), an open-end diversified management investment company of the series type, or in lieu thereof or in addition thereto, in the shares of any other investment company approved by an officer of the Corporation and registered under the Investment Company Act of 1940 ("Investment Company Act"), at the net asset value of such shares at the time of acquisition.

         FURTHER RESOLVED, that the Corporation establish, in accordance with
     Section 2932 of the Delaware Insurance Code, a separate account to be known as "New York Life Insurance and Annuity Corporation VL Separate Account II" ("VL Separate Account II"), or such other name as the President may determine, for the purpose of investing payments received under VL Policies issued by the Corporation and designed to qualify for favored tax treatment under the Internal Revenue Code of 1986, as amended ("Code"); that the assets of VL Separate Account II be invested in shares of MFA Series Fund, an open-end diversified management investment company of the series type, or in lieu thereof or in addition thereto, in the shares of any other investment company approved by an officer of the Corporation and registered under the Investment Company Act, at the net asset value of such shares at the time of acquisition.

         FURTHER RESOLVED, that the officers of the Corporation, or any person designated by them, are
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     severally authorized to take all action deemed necessary or appropriate to effect the establishment of VL Separate Account I and VL Separate Account II, to operate and manage them in accordance with the Plan of Operations filed with these resolutions in the minute book, and to comply with applicable federal and state laws in order that VL Policies may be offered and sold in all jurisdictions in which the Corporation is authorized to conduct a variable life business.

         FURTHER RESOLVED, that VL Separate Account I and VL Separate Account II each be organized as a unit investment trust, that each be registered, if necessary or appropriate, with the United States Securities and Exchange Commission ("SEC") under the Investment Company Act, and that the VL Policies be registered for sale under the Securities Act of 1933; that for such purpose the President, any Vice President, the Secretary and any Assistant Secretary of the Corporation are severally authorized and empowered to execute and file or cause to be filed with the SEC, in the name and on behalf of the Corporation and each of VL Separate Account I and VL Separate Account II, a Notification of Registration on form N-8A and Registration Statements on Forms N-8B-2 and S-6 or on any other forms which the Rules and Regulations of the SEC may, from time to time, permit, and to take all other actions which are necessary or advisable in connection with the offering of the VL Policies for sale and the operation of VL Separate Account I and VL Separate Account II, in order to comply with the Investment Company Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal and state laws, including the filing of any amendments or supplements to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act or other applicable federal or state laws as the individual or individuals so acting shall deem necessary, advisable or appropriate, including applications which seek exemptive relief in connection with separate accounts established in the future; and that the Secretary of the Corporation hereby is appointed as designated agent for service under any such registration statements and duly authorized to receive communications and notices from the SEC and to respond with respect thereto.

         FURTHER RESOLVED, that the Corporation has established and maintains Standards of Conduct in regard to the sale of variable life policies and the establishment of separate accounts in connection therewith and Standards of Suitability which reflect the policy of the Corporation, with respect to determining the suitability of its variable life products.
     Such Standards of Conduct and Standards of Suitability shall apply to the sale of VL Policies and shall be binding upon the Corporation and applicable to its officers, directors, employees, affiliates and agents, and shall specify that no recommendation shall be made to an applicant to purchase a VL Policy and no such contract shall be issued in the absence of reasonable grounds to believe that the purchase of such contract is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Corporation or any of its affiliates or to the agent making the recommendation.

         FURTHER RESOLVED, that the monthly cost of insurance rate structure and methodology filed with this resolution in the minute book as well as all non-guaranteed charges set forth in the Plan of Operations filed with this resolution in the minute book are approved for use in connection with new issues of VL Policies issued by the Corporation and, based on that methodology and rate structure, the officers of the Corporation are hereby authorized to take all appropriate actions to effect a rate structure for VL Policies. These rates will become effective on such date or dates as the President or other such officers designated by him, may determine.
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 /s/Harry G. Hohn                   /s/George A.W. Bundschuh
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Harry G. Hohn                          George A.W. Bundschuh


 /s/Lee M. Gammill, Jr.             /s/Richard M. Kernan, Jr.
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Lee M. Gammill, Jr.                    Richard M. Kernan, Jr.



 /s/Robert D. Rock                  /s/Frederick J. Sievert
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Robert D. Rock                         Frederick J. Sievert


 /s/Stephen N. Steinig              /s/Jay S. Calhoun
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Stephen N. Steinig                     Jay S. Calhoun